EXHIBIT 99.1
                                 PROMISSORY NOTE

$75,000.00                                                         June 25, 1996
                                                                    New York, NY

     In connection with the purchase of the Common Stock of Paragon Acquisition Company, Inc. pursuant to the terms of a certain Subscription Agreement dated June 25, 1996 (a copy of which is attached hereto), the undersigned, PAR Holding Company, LLC, a Delaware limited liability company, promises to pay to the order of Paragon Acquisition Company, Inc., a Delaware corporation with a business address of 277 Park Avenue, New York 10172, the sum of Seventy Five Thousand and 00/100 Dollars ($75,000.00), with interest compounding monthly at the annual rate of five and one half (5.5%) on before July 31, 1996.

     Demand, presentment, protest, notice of protest and notice of dishonor are hereby waived.

     This Note shall be governed by and construed in accordance with the laws of the state of New York.


 WITNESS:                                    PAR Holding Company, LLC

 /s/ Jill Ganey                            By  /s/ Mitchell A. Kuflik
---------------------------                  -----------------------------
                                             Managing Member







                                                                 Exhibit 99.1(i)

                                  AMENDMENT TO
                                 PROMISSORY NOTE

     The Promissory Note of Par Holding Company, LLC dated June 25, 1996 is hereby amended in its entirety as follows:

"$75,000.00                                                        June 25, 1996
                                                                    New York, NY

     In connection with the purchase of the Common Stock of Paragon Acquisition Company, Inc. pursuant to the terms of a certain Subscription Agreement dated June 25, 1996 (a copy of which is attached hereto), the undersigned, PAR Holding Company, LLC, a Delaware limited liability company, promises to pay to the order of Paragon Acquisition Company, Inc., a Delaware corporation with a business address of 277 Park Avenue, New York 10172, the sum of Seventy Five Thousand and 00/100 Dollars ($75,000.00), with interest compounding monthly at the annual rate of five and one half (5.5%) on demand.

     This Note shall be governed by and construed in accordance with the laws of the state of New York."


WITNESS:                                PAR Holding Company, LLC

   /s/  illegible                        By  /s/ Robert Sobel
-----------------------------              ---------------------------------
                                           Managing Member


WITNESS:                                 Paragon Acquisition Company, Inc.


   /s/  illegible                        By  /s/ Mitchell Kuflik
-----------------------------              ---------------------------------
                                           President